UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 11, 2021

1ST CONSTITUTION BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130	P.O. Box 634	Cranbury	New Jersey	08512
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code 609 655-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	FCCY	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On July 11, 2021, 1st Constitution Bancorp, a New Jersey corporation (“1st Constitution Bancorp”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lakeland Bancorp, Inc., a New Jersey corporation (“Lakeland Bancorp”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, 1st Constitution Bancorp will merge with and into Lakeland Bancorp, with Lakeland Bancorp continuing as the surviving entity (the “Merger”). The Merger Agreement also provides that, immediately following the consummation of the Merger, 1st Constitution Bank, a New Jersey-chartered commercial bank (“1st Constitution Bank”) and a wholly owned subsidiary of 1st Constitution Bancorp, will merge with and into Lakeland Bank, a New Jersey-chartered commercial bank (“Lakeland Bank”) and a wholly owned subsidiary of Lakeland Bancorp, with Lakeland Bank continuing as the surviving bank (the “Bank Merger” and, collectively with the Merger, the “Mergers”). The Merger Agreement was approved by the Boards of Directors of each of Lakeland Bancorp and 1st Constitution Bancorp.

Subject to the terms and conditions of the Merger Agreement, upon completion of the Merger (the “Effective Time”), shareholders of 1st Constitution Bancorp will receive, for each outstanding share of 1st Constitution Bancorp common stock that they own at the Effective Time, 1.3577 shares of Lakeland Bancorp common stock (the “Exchange Ratio”). Cash will be paid in lieu of fractional shares.

Also at the Effective Time (i) all shares of 1st Constitution Bancorp common stock held by 1st Constitution Bancorp as treasury stock and (ii) all shares of 1st Constitution Bancorp common stock owned directly or indirectly by Lakeland Bancorp or 1st Constitution Bancorp or any of their respective subsidiaries (other than shares in trust accounts, managed accounts and the like for the benefit of customers or shares held in satisfaction of a debt previously contracted), shall be canceled and no consideration will be delivered in exchange therefor. Outstanding 1st Constitution Bancorp stock options and performance-based restricted stock units will be cashed out in the Merger. Outstanding 1st Constitution Bancorp restricted stock will vest and will be converted into the right to receive, at the Effective Time, the same consideration that holders of 1st Constitution Bancorp common stock are receiving in the Merger. Each outstanding share of Lakeland common stock will remain outstanding and be unaffected by the Merger.

Robert F. Mangano, the Chief Executive Officer and President of 1st Constitution Bancorp and 1st Constitution Bank, is expected to join the Boards of Directors of Lakeland Bancorp and Lakeland Bank at the Effective Time, subject to satisfactory review of certain screening and evaluation procedures by Lakeland Bancorp’s Nominating and Corporate Governance Committee.

The Merger Agreement contains customary representations and warranties from both Lakeland Bancorp and 1st Constitution Bancorp.

1st Constitution Bancorp has agreed to various customary covenants and agreements, including (i) to carry on its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (ii) not to engage in certain kinds of transactions or take certain actions during this period without the written consent of Lakeland Bancorp, and (iii) to convene and hold a meeting of its shareholders for the purpose of voting upon the approval of the Merger Agreement and the Merger. 1st Constitution Bancorp has also agreed not to, subject to certain exceptions generally related to its Board’s evaluation and exercise of its fiduciary duties, solicit or facilitate proposals with respect to, engage in any negotiations concerning, or provide any confidential information or have in any discussions relating to, any alternative business combination transactions.

Completion of the Merger is subject to various conditions, including, among others, (i) approval by 1st Constitution Bancorp shareholders of the Merger Agreement and the transactions contemplated thereby, (ii) approval by Lakeland Bancorp shareholders of the issuance of shares of Lakeland Bancorp common stock pursuant to the Merger Agreement, (iii) effectiveness of the registration statement on Form S-4 for the Lakeland Bancorp common stock issuable in the Merger, (iv) approval of the listing on the NASDAQ Global Select Market of the Lakeland Bancorp common stock issuable in the Merger, (v) the receipt of all necessary approvals and consents of governmental entities required to consummate the transactions contemplated by the Merger Agreement (including without limitation approvals or waivers from the Federal Deposit Insurance Corporation, the New Jersey

Department of Banking and Insurance and the Federal Reserve Board), (vi) the absence of any order or proceeding which prohibits the Merger or the Bank Merger and (vii) the receipt by each of Lakeland Bancorp and 1st Constitution Bancorp of an opinion to the effect that the Merger will be treated as a reorganization qualifying under Section 368(a) of the Internal Revenue Code of 1986, as amended. Each party’s obligation to consummate the Merger is also subject to certain customary conditions, including (i) subject to certain exceptions, the accuracy in all material respects of the representations and warranties of the other party, (ii) performance in all material respects of its covenants and other obligations and (iii) the delivery of certain certificates and other documents.

The Merger Agreement contains certain termination rights for both Lakeland Bancorp and 1st Constitution Bancorp and further provides that, upon termination of the Merger Agreement under certain circumstances (including acceptance by 1st Constitution Bancorp of a superior proposal), 1st Constitution Bancorp may be obligated to pay Lakeland Bancorp a termination fee of $9.0 million. In addition, upon termination of the Merger Agreement in connection with a breach of 1st Constitution Bancorp’s representations and warranties or covenants under circumstances that do not result in payment of the termination fee, 1st Constitution Bancorp may be obligated to reimburse Lakeland Bancorp’s out-of-pocket fees and expenses up to $1.0 million. Upon termination of the Merger Agreement in connection with a breach of Lakeland Bancorp’s representations and warranties or covenants, Lakeland Bancorp may be obligated to reimburse 1st Constitution Bancorp’s out-of-pocket fees and expenses up to $750,000.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Lakeland Bancorp, 1st Constitution Bancorp, their respective affiliates or their respective businesses. Rather, investors and the public should look to other disclosures contained in Lakeland Bancorp’s and 1st Constitution Bancorp’s filings with the Securities and Exchange Commission (the “Commission”).

1st Constitution Bancorp Voting Agreements

1st Constitution Bancorp’s directors and executive officers, who beneficially own in the aggregate approximately 13.2% of 1st Constitution Bancorp’s outstanding shares, have signed voting agreements (collectively, the “Voting Agreements”), pursuant to which they have agreed to vote their shares in favor of the Merger. Pursuant to the Voting Agreements, among other things, such persons have irrevocably agreed (i) to vote any 1st Constitution Bancorp stock held by them (or to use reasonable best efforts to vote any 1st Constitution Bancorp stock for which they have joint or shared voting power with their respective spouses) in favor of the Merger Agreement and the Merger at any meeting of the shareholders of 1st Constitution Bancorp called for such purpose (or in connection with any written consent of 1st Constitution Bancorp shareholders for such purpose), (ii) to abide by certain transfer restrictions with respect to their 1st Constitution Bancorp stock, (iii) to comply with the provisions of the Merger Agreement restricting the right of 1st Constitution Bancorp and its Board of Directors to solicit or facilitate proposals with respect to, engage in any negotiations concerning, or provide any confidential information or have in any discussions relating to, any alternative business combination transactions, subject to certain exceptions generally related to the Board’s evaluation and exercise of its fiduciary duties, and (iv) to not commence, join as a plaintiff, participate as a member of any purported or actual class, or otherwise assist, facilitate or encourage, any legal proceeding which seeks to prohibit or restrain, or which, if successful, would have the effect of preventing or restraining, or otherwise having an impact on the consideration to be received with respect to, the Merger.

The foregoing summary of the Voting Agreements is qualified in its entirety by reference to the complete text of such document, the form of which is included as Exhibit A to the Merger Agreement, filed as Exhibit 2.1 attached hereto and which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

1st Constitution Bancorp is furnishing as Exhibit 99.1 to this report pursuant to Item 7.01 of Form 8-K updated presentation materials for various investor meetings which may be held prior to the consummation of the Merger. A printable version of the presentation also is available on 1st Constitution Bancorp’s website at https://www.1stconstitution.com. 1st Constitution Bancorp is not undertaking to update this presentation. The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall be not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The furnishing of this information under Item 7.01 of Form 8-K will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1).

Item 8.01. Other Events.

On July 12, 2021, Lakeland Bancorp and 1st Constitution Bancorp disseminated a joint press release announcing entry into the Merger Agreement described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.2 and is incorporated into this Item 8.01 by reference.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed Merger, Lakeland Bancorp intends to file with the Commission a registration statement that will include a joint proxy statement of Lakeland Bancorp and 1st Constitution Bancorp that also constitutes a prospectus of Lakeland Bancorp. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the registration statement (when available) and other documents filed by Lakeland Bancorp and 1st Constitution Bancorp with the Commission at the Commission’s website at www.sec.gov. These documents may be accessed and downloaded for free at Lakeland Bancorp’s website at www.lakelandbank.com or by directing a request to Investor Relations, Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge, New Jersey 07438 (973-697-2000). 1st Constitution Bancorp’s documents may be accessed and downloaded for free at 1st Constitution Bancorp’s website at www.1stconstitution.com or by directing a request to Investor Relations, 1st Constitution Bancorp, 2650 Route 130 P.O. Box 634 Cranbury New Jersey 08512 (609-655-4500).

Participants in the Solicitation

Lakeland Bancorp, 1st Constitution Bancorp and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from 1st Constitution Bancorp’s and Lakeland Bancorp’s shareholders in respect of the proposed transaction. Information regarding the directors and executive officers of Lakeland Bancorp may be found in its definitive proxy statement relating to its 2021 Annual Meeting of Shareholders, which was filed with the Commission on April 9, 2021 and can be obtained free of charge from Lakeland Bancorp’s website. Information regarding the directors and executive officers of 1st Constitution Bancorp may be found in its definitive proxy statement relating to its 2021 Annual Meeting of Shareholders, which was filed with the Commission on April 22, 2021 and can be obtained free of charge from 1st Constitution Bancorp’s website. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the Commission when they become available.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K (including Exhibits 99.1 and 99.2 hereto) contains forward-looking statements with respect to the proposed Mergers and the timing of consummation of the Mergers that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could” and other similar expressions are intended to identify such forward looking statements. These forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-

looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company); failure to obtain shareholder approvals or to satisfy any of the other conditions to the Mergers on a timely basis or at all or other delays in completing the Mergers; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and the business, results of operations, and financial condition of Lakeland Bancorp or 1st Constitution Bancorp; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the outcome of any legal proceedings that may be instituted against Lakeland Bancorp or 1st Constitution Bancorp; failure to realize anticipated efficiencies and synergies if the Mergers are consummated; material adverse changes in Lakeland Bancorp’s or 1st Constitution Bancorp’s operations or earnings; decline in the economy in Lakeland Bancorp’s and 1st Constitution Bancorp’s primary market areas; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Mergers; the dilution caused by Lakeland Bancorp’s issuance of additional shares of its capital stock in connection with the Merger; and other factors that may affect the future results of Lakeland Bancorp or 1st Constitution Bancorp. Additional factors that could cause results to differ materially from those described above can be found in Lakeland Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequent Quarterly Reports on Form 10-Q, including in the respective Risk Factors sections of such reports, as well as in subsequent Commission filings, each of which is on file with the Commission and available in the “Investor Relations” section of Lakeland Bancorp’s website, www.lakelandbank.com, under the heading “Documents”, and in 1st Constitution Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequent Quarterly Reports on Form 10-Q, including in the respective Risk Factors sections of such reports, as well as in subsequent Commission filings, each of which is on file with and available in the “Investor Relations” section of 1st Constitution Bancorp’s website, www.1stconstitution.com, under the heading “SEC Filings”. Neither Lakeland Bancorp nor 1st Constitution Bancorp assumes any obligation for updating any such forward-looking statements at any time.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of July 11, 2021, by and between Lakeland Bancorp, Inc. and 1st Constitution Bancorp. *

Exhibit 99.1	Investor presentation materials for various investor meetings.**

Exhibit 99.2	Joint Press Release of Lakeland Bancorp, Inc. and 1st Constitution Bancorp, dated July 12, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The schedules to Exhibit 2.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. 1st Constitution Bancorp will furnish any schedules to the Commission upon request.
**	Exhibit 99.1 is furnished with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2021		1ST CONSTITUTION BANCORP

	By:	/s/ ROBERT F. MANGANO
	Name:	Robert F. Mangano
	Title:	President and Chief Executive Officer